UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
Current Report

________________

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2004

Exact name of registrant as specified in its charter
Commission	and principal office address and telephone	State of	I.R.S. Employer
File Number	number	Incorporation	I.D. Number
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

ITEM 5. OTHER INFORMATION

On June 29, 2004, Moody’s Investors Service (Moody’s) lowered the commercial paper rating of WGL Holdings, Inc. (the Company) from Prime-3 to Not-Prime. Moody’s also affirmed the Prime-1 commercial paper rating and A2 long-term debt rating and stable outlook of Washington Gas Light Company, the Company’s regulated utility subsidiary. A copy of the Company’s news release regarding this matter is attached hereto as Exhibit 99.1.

Exhibits

99.1 News Release dated June 29, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.

and

Washington Gas Light Company (Registrants)

Date:	July 1, 2004	/s/ Mark P. O’Flynn

Mark P. O’Flynn
Controller
(Principal Accounting Officer)